UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2017

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Jackson Avenue North Suite 102, Minneapolis, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 952-930-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 31, 2017, Appliance Recycling Centers of America, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the closing bid price for its Common Stock had been below $1.00 per share for the previous 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On September 6, 2017, the Staff has determined that for the last 10 consecutive business days, from August 21, 2017 to September 1, 2017, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, NASDAQ informed the Company that it has regained compliance with Listing Rule 5550(a)(2) and it has closed the matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated September 8, 2017, titled “Appliance Recycling Centers of America Regains Compliance with Nasdaq Listing Rule”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By: /s/ Tony Isaac
Tony Isaac
Chief Executive Officer